Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements

•                  Form S-8 No. 333-34223, Form S-8 No. 333-60075 and Form S-8 No. 333-152433 pertaining to the Amended and Restated 1997 Stock Award and Incentive Plan of Alexandria Real Estate Equities, Inc.,

•                  Form S-3 No. 333-142118 of Alexandria Real Estate Equities, Inc., and in the related Prospectus,

•                  Form S-3 No. 333-133496 of Alexandria Real Estate Equities, Inc., and in the related Prospectus,

•                  Form S-3/A No. 333-56449 of Alexandria Real Estate Equities, Inc., and in the related Prospectus and

•                  Form S-3/A No. 333-81985 of Alexandria Real Estate Equities, Inc., and in the related Prospectus of our reports dated February 12, 2009, with respect to the consolidated financial statements and schedule of Alexandria Real Estate Equities, Inc., and subsidiaries, and the effectiveness of internal control over financial reporting of Alexandria Real Estate Equities, Inc., and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Los Angeles, California

February 15, 2009